UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2024

AVADEL PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37977	98-1341933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Earlsfort Terrace Dublin 2, Ireland, D02 T380	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 901 5201

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	AVDL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 17, 2024, the Board of Directors (the “Board”) of Avadel Pharmaceuticals plc (the “Company”) appointed Naseem Amin, MD to the Board, effective as of May 17, 2024. Dr. Amin will serve as director until his term expires at the 2024 annual general meeting of shareholders at which time he will stand for election by the Company’s shareholders. The Board determined that Dr. Amin is independent under the listing standards of the Nasdaq Stock Market.

As a non-employee director, Dr. Amin will receive cash compensation for his Board service in accordance with the Company’s Non-Employee Director Compensation Program (the “Program”). In addition, under the Program, upon his appointment as a director on May 17, 2024, Dr. Amin was granted an option to purchase 49,500 shares of the Company’s ordinary shares at an exercise price per share of $15.94. This option shall vest in equal annual installments over three years from the date of grant, subject to the director’s continued service on the Board. Dr. Amin is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Amin and any other persons pursuant to which he was selected as a director. At the time of this disclosure, Dr. Amin was not named to any committees of the Board, and no committee assignments are contemplated at this time. In addition, Dr. Amin entered into customary indemnification agreements for non-executive directors with the Company and Avadel US Holdings, Inc. Pursuant to the terms of the indemnification agreements, the Company may be required, among other things, to indemnify Dr. Amin for some expenses, including attorneys’ fees, judgments, fines and settlement amounts respectively incurred by him in any action or proceeding arising out of his respective service as one of our directors.

Item 7.01	Regulation FD Disclosure.

On May 21, 2024, the Company issued a press release titled “Avadel Pharmaceuticals Appoints Naseem Amin, MD to its Board of Directors.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information under this Item 7.01, including Exhibit 99.1 hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Exhibits.

(d) Exhibits

99.1	Press release issued by Avadel Pharmaceuticals plc on May 21, 2024, furnished herewith.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2024	AVADEL PHARMACEUTICALS PLC

	By:	/s/ Jerad G. Seurer
		Name:	Jerad G. Seurer
		Title:	General Counsel & Corporate Secretary